UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 28, 2017

Quotient Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Logue Avenue

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 605-4600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

e) Compensatory arrangements with certain officers

As previously disclosed in the Form 8-K filed on August 1, 2017, by Quotient Technology Inc. (the “Company”), on July 31, 2017, at a meeting of the board of directors (the “Board”) of the Company, Mr. Steven Boal announced his resignation from his position as Chief Executive Officer of the Company, effective as of September 1, 2017. The Board approved the appointment of Mr. Boal as Executive Chairman of the Company and the appointment of Mr. Mir Aamir as President and Chief Executive Officer of the Company, both effective as of September 1, 2017.

On September 28, 2017, the Compensation Committee (the “Committee”) of the Board approved new compensation arrangements for Mr. Boal, in his role as the Company’s Executive Chairman, and for Mr. Aamir, in his role as the Company’s President and Chief Executive Officer, to reflect each individual’s new role and responsibilities with the Company.

The new compensation arrangement for Mr. Boal reflects his continued focus on key strategic initiatives and product direction. Effective as of September 1, 2017, his compensation provides for an annual base salary of $400,000 and an annual bonus target of 75% of Mr. Boal’s base salary.

The new compensation arrangement for Mr. Aamir reflects his promotion to President and Chief Executive Officer. Effective as of September 1, 2017, his compensation provides for an annual base salary of $500,000 and an annual bonus target of 100% of Mr. Aamir’s base salary. In addition, the Committee approved an equity grant for Mr. Aamir (the “PSU Award”) in the form of 128,205 performance-based restricted stock units (“PSUs”).  One-quarter of the PSUs will be eligible to vest on September 5, 2018, September 5, 2019, September 5, 2020 and September 5, 2021 (collectively, the “Vesting Dates”). Each tranche of PSUs will only vest if the Company’s closing stock price has been at least $20.00 for the previous twenty (20) consecutive calendar days, including the applicable vesting date (the “Stock Price Hurdle”).  If the Stock Price Hurdle is not achieved on each of the Vesting Dates then each eligible tranche of the PSUs will vest once the Stock Price Hurdle is achieved at any time after the Vesting Dates.  Notwithstanding the foregoing, any unvested PSUs will be forfeited on the 5th anniversary of the grant date. Upon a change of control of the Company, if the price per share paid for the Company’s common stock equals or exceeds $20.00, the performance criteria will be deemed achieved for all outstanding PSUs and the outstanding PSUs will be eligible to vest in accordance with the time-based vesting schedule, with such time-based awards subject to the severance protections set forth in Mr. Aamir’s Change of Control Severance Agreement, dated August 2, 2016 (the “Severance Agreement”). The PSUs were granted pursuant to the Company’s 2013 Equity Incentive Plan and the standard form of restricted stock unit award agreement previously approved for use under the Plan, as modified to reflect the terms of the PSU Award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT TECHNOLOGY INC.

By:	/s/Connie Chen
Connie Chen
General Counsel, Compliance Officer & Secretary

Dated: October 2, 2017